                                                                     Exhibit 4



                        REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") by and among Trans World Entertainment Corporation, a New York corporation (the "COMPANY"), and the parties listed as stockholders on the signature pages hereof (the "STOCKHOLDERS" or the "HOLDERS"), dated October 26, 1998. Capitalized terms used without definition in this Agreement have the meanings ascribed thereto in the Agreement and Plan of Merger, dated as of October 26, 1998 (the "MERGER AGREEMENT"), by and among the Company, CAQ Corporation, a Delaware corporation, and Camelot Music Holdings, Inc., a Delaware corporation.

                                  RECITALS

        A. The Company and the Stockholders desire to enter into this Agreement for the purpose of granting to the Stockholders certain rights with respect to registering under the Securities Act of 1933, as amended, shares of common stock, par value $.01 per share, of the Company.

        B. Such common stock is being acquired by the Stockholders pursuant to the transactions (the "TRANSACTIONS") contemplated by the Merger Agreement.

                                  AGREEMENT

        In consideration of the recitals, covenants and mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

        "ADVICE" shall have the meaning set forth in Section 5 hereof.

        "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a legal holiday on which the Nasdaq National Market is not scheduled to be open for trading.

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                                     -2-


        "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

        "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

        "COMPANY" shall have the meaning set forth in the heading hereof.

        "COMPANY OFFERING" shall have the meaning set forth in Section 2(d) hereof.

        "DEMAND REGISTRATION" shall have the meaning set forth in Section 2(b) hereof.

        "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(c) hereof.

        "EFFECTIVE TIME" shall have the meaning set forth in the Merger
Agreement.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "INTERRUPTION PERIOD" shall have the meaning set forth in Section 5 hereof.

        "MINIMUM NUMBER" means that number of Registrable Shares which would yield $40 million or more in aggregate gross proceeds in any public offering thereof, which minimum may be waived by the Company in its sole discretion.

        "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PIGGYBACK REGISTRATION" shall have the meaning set forth in Section 3 hereof.

        "PROSPECTUS" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A) and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

        "REGISTRABLE SHARES" means any Common Stock issued to any Holder named on the signature pages hereof in the Transactions or any other shares of capital stock or other securities of the Company into which such shares of Common Stock shall be reclassified, converted, exchanged or changed, including, without limitation, by reason of a merger, consolidation, subdivision, stock combination, exchange, reorganization or recapitalization. If the Common Stock has been so reclassified or changed, or if the Company pays a dividend or makes a distribution on the Common Stock in shares of capital stock or splits or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, conversion, reclassification, exchange, dividend, distribution, subdivision, split or combination would be entitled. As to any particular Registrable Shares, once issued such shares shall cease to be Registrable Shares when (i) a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such Registration Statement, (ii) (A) they shall have been distributed to the public pursuant to Rule 145 (or any successor provision) under the Securities Act or (B) they shall become eligible for sale to the public without volume or manner of sale restrictions under Rule 145, (iii) they shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (iv) they shall have ceased to be outstanding or (v) when sold, or otherwise transferred to, any Person who is not a Holder.

        "REGISTRATION" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration.

        "REGISTRATION PERIOD" means, as to any Holder, the period beginning on the date of the Effective Time and ending on the date which is the earlier of (i) the first anniversary of the date of the Effective Time and (ii) the date when such Holder no longer owns any Registrable Shares.

        "REGISTRATION STATEMENT" means any registration statement of the Company under the Securities Act that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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                                     -4-


        "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

        "WAIVER AND LOCKUP AGREEMENT" means a Waiver and Lockup Agreement substantially in the form of Annex A hereto, dated as of the date hereof, duly executed and delivered by the applicable Stockholder.

        2.  DEMAND REGISTRATION.

            (a) Any person designated by the Holders of at least 40% of the Registrable Shares shall have the right during the Registration Period, by written notice (the "DEMAND NOTICE") given to the Company, to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Shares designated by such Holders; PROVIDED that the aggregate number of Registrable Shares requested to be registered pursuant to any Demand Notice shall be at least the Minimum Number. Upon receipt of any such Demand Notice, the Company shall promptly notify all other Holders of the receipt of such Demand Notice and allow them the opportunity, subject to the other terms of this Section 2, to include Registrable Shares held by them in the proposed registration by submitting their own written notice to the Company requesting inclusion of a specified number of such Holders' Registrable Shares (the "INCLUSION NOTICE"). The Holders as a group shall be entitled to two Demand Registrations pursuant to this Section 2; PROVIDED that the Holders may not give a Demand Notice to the Company (i) during any period in which the Company shall not be required to File a Registration Statement pursuant to
Section 2(d)(i) or 2(d)(ii), (ii) during any Interruption Period or (iii) during any Effectiveness Period or during the 90 day period immediately thereafter. If any such Demand Registration does not become effective or is not maintained for the period (whether or not continuous) required by Section 2(c), the affected Holders will not be deemed to have exercised a Demand Registration pursuant hereto. It is agreed that the registration of Registrable Shares pursuant to an Inclusion Notice shall not be deemed to be a Demand Registration. Nothing in this Section 2(a) shall limit any rights pursuant to Section 3 hereof.

            (b) Subject to the other terms of this Section 2, the Company, within 30 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 2(a) hereof, shall file with the SEC, and the Company shall thereafter use best commercially reasonable efforts to cause to be declared effective, a Registration Statement on the appropriate form for the registration and sale of the total number of Registrable Shares specified by the Holders in such Demand Notice (a "DEMAND REGISTRATION").

            (c) The Company shall use best commercially reasonable efforts to cause the Registration Statement to be declared effective and to keep each Registration State-ment filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Shares covered thereby for a period of 90 days from the date on which the SEC declares such Registration Statement effective ; PROVIDED that (x) the Company shall have no further obligation to maintain the effectiveness or usability of a Registration Statement following the date all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) the Company shall maintain the effectiveness and usability of a Registration Statement beyond such 90 day period until such later date as may be extended pursuant to this
Section 2. The period during which the Company shall be obligated to maintain the effectiveness or usability of a Registration Statement is referred to herein as the "EFFECTIVENESS PERIOD".

            (d) COMPANY'S ABILITY TO POSTPONE.

                (i) If, upon receipt of a Demand Notice pursuant to this
     Section 2, the Board of Directors of the Company determines in good faith that a registration at the time and on the terms requested would adversely affect any public offering of securities of the Company by the Company (other than in connection with employee benefit and similar plans) or by or on behalf of any stockholder of the Company exercising a demand registration right (collectively, a "COMPANY OFFERING") with respect to which the Company has commenced preparations for a registration or received notice of the exercise of such demand registration right prior to the receipt of a Demand Notice and the Company furnishes the Holders with a certificate signed by the chief financial officer of the Company to such effect (the "TRANSACTION DELAY NOTICE") with 5 business days after such Demand Notice, the Company shall not be required to file a Registration Statement pursuant to this
     Section 2 until the earliest of (A) 45 days after the completion of such Company Offering, (B) promptly after the abandonment of such Company Offering or (C) 90 days after the date of the Transaction Delay Notice; PROVIDED that in any event the Company shall not be required to file any Registration Statement prior to the termination, waiver or reduction of any "blackout period" or holdback period required by the underwriters to be applicable to the Holders or the Company, if any, in connection with any Company Offering or Section 4 hereof.

                (ii) If upon receipt of a Demand Notice pursuant to this
     Section 2 or while a registration requested pursuant to this Section 2 is pending, the Company determines in its good faith judgment after consultation with the Company's principal securities counsel that the filing of a Registration Statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice (the "INFORMATION DELAY NOTICE" and, together with the Transaction Delay Notice, the "DELAY NOTICE") thereof promptly after the Company makes such determination, which shall be made with 5 business days after the receipt of any Demand Notice, the Company shall not be required to comply with its obligations under this Section 2 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 90 days after the Holders' receipt of such Delay Notice.

                (iii) Notwithstanding the foregoing provisions of this
     Section 2(d), the Company shall be entitled to serve only one Delay Notice during the Registration Period.

                (iv) From any time after the 30th day when a Registration Statement effected pursuant to this Section 2 relating to Registrable Shares is effective, and a Prospectus relating thereto is required to be delivered under the Securities Act in connection therewith, and the Company becomes aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, to the extent that the amendment or supplement to such prospectus necessary to correct such untrue statement of a material fact or omission to state a material fact would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders written notice thereof promptly after the Company makes such determination, the Holders shall suspend sales of Registrable Shares pursuant to such Registration Statement and the Company shall not be required to comply with its obligations under Sections 5(e) or 5(h) hereof until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 30 days after the Holders' receipt of such written notice. If the Holders' disposition of Registrable Shares is suspended pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the Registration Statement to permit dispositions of Registrable Shares by the Holders for the greater of (i) an aggregate of 90 days or (ii) an aggregate of the number of days that the Registration Statement was effective prior to the suspension of sales of Registrable Shares plus pursuant to this Section 2(d)(iv) plus 30 days (or until such time as all Registrable Shares covered by such Registration Statement have been sold pursuant thereto), the Registration Statement shall not be counted for purposes of determining the number of registrations permitted under Section 2 hereof.

        (e) COMPANY AND OTHER HOLDERS. Subject to Section 2(f) hereof, the Company and other holders of Common Stock may include Common Stock in any Demand Registration; PROVIDED that Company and such holders of Common Stock pay a PRO RATA portion of the costs incurred in the preparation and filing of such Registration Statement based upon the number of shares of Common Stock registered pursuant to the effective Registration Statement.

        (f) REVOCATION. Holders of a majority in number of the Registrable Shares to be included in a Registration Statement pursuant to this Section 2 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. The Holders of Registrable Shares who revoke such request shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement. In addition, if pursuant to the terms of this
Section 2(f), the Holders reimburse the Company for its out-of-pocket expenses incurred in the preparation, filing and processing of any Registration Statement requested and subsequently revoked by such Holder(s), such Holder(s) registrations shall not count against the maximum number of Demand Registrations to which the applicable Holder(s) are entitled under
Section 2(a).

        (g) PRIORITY ON DEMAND REGISTRATIONS. Notwithstanding any other term of this Section 2, if (i) a Registration pursuant to this Section 2 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises Company that the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in the offering covered by such Demand Registration without a significant adverse effect on the price, timing or distribution of the securities offered, then the Company will include in such Registration (A) first, the number of Registrable Shares which, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered, selected PRO RATA among the Holders which have requested to be included in such Demand Registration based upon their relative proportionate total holdings of Common Stock at such time, (B) second, the number of shares of Common Stock which Company has requested be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, and
(C) third, the number of shares of Common Stock which other holders have requested be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, selected PRO RATA among such other holders based upon their relative proportionate holdings of Common Stock at such time.

        (h) SELECTION OF UNDERWRITERS. If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Holders which have requested to be included in such Underwritten Offering shall select a managing underwriter or underwriters reasonably acceptable to the Company to administer the offering.

        3.  PIGGYBACK REGISTRATION.

            (a) RIGHT TO PIGGYBACK. If at any time during the Registration Period the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares pursuant to a firm commitment underwritten offering solely for cash for its own account (other than a registration statement (i) on Form S-4 or S-8 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan of the Company or its Affiliates) or for the account of any holder of securities of the same type as the Registrable Shares (to the extent that the Company has the right to include Registrable Shares in any registration statement to be filed by the Company on behalf of such holder), then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated effective date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Shares as they may request (a "PIGGYBACK REGISTRATION"). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration; PROVIDED that if such withdrawal occurs after the filing of the Registration Statement with respect to such Piggyback Registration, the withdrawing Holders shall reimburse the Company for the portion of the registration expenses payable with respect to the Registrable Shares so withdrawn.

            (b) PRIORITY ON PIGGYBACK REGISTRATIONS. Notwithstanding any other term of this Section 3, if a Registration pursuant to this Section 3 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering advises Company that in its opinion the number of securities requested to be included in such Piggyback Registration exceeds the number which can be sold in the offering covered by such Piggyback Registration without a significant adverse effect on the price, timing or distribution of the securities offered, then the Company will include in such Registration (i) first, the number of Registrable Shares sought to be sold by the person(s) or entities (including the Company) which initiated such Registration that, in the opinion of such managing underwriter or underwriters, can be sold in the offering without a significant adverse effect on the price, timing or distribution of the securities offered, selected PRO RATA among the Company and such holders based upon the relative proportionate shares they proposed to sell in such Registration and (ii) second, the number of shares of Common Stock which other holders (including the Holders) have requested be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated PRO RATA among such Holders and other holders based upon the relative proportionate shares they propose to sell in such Registration.

            (c) RIGHT TO SUSPEND OR ABANDON.  Nothing in this Section 3 or
Section 5 hereof (with respect to an offering under this Section 3) shall create any liability or obligation on the part of the Company to the Holders if the Company in its sole discretion should decide (i) not to file a registration statement proposed to be filed pursuant to Section 3(a) hereof,
(ii) to withdraw such registration statement subsequent to its filing and prior to the later of its effectiveness or the release of the Registrable Shares for public offering by the managing underwriter, in the case of an underwritten public offering or (iii) to suspend or terminate any offering or the effectiveness of any registration statement by the Company or at the request of any person, entity or governmental authority, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

        4. HOLDBACK AGREEMENT. If (i) the Company shall file a registration statement with respect an Underwritten Offering of Common Stock or similar securities or securities convertible into, or exchangeable or exercisable for, such securities and (ii) the managing underwriter or underwriters of such Underwritten Offering advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Shares would have a significant adverse effect on the price, timing or distribution of such offering, then each Holder shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Shares during the 10 days prior to the effective date of such registration statement and until the earliest of
(A) the abandonment of such offering, (B) 90 days from the effective date of such registration statement and (C) if such offering is an Underwritten Offering, the termination of any "hold back" period obtained by the underwriter or underwriters in such offering from the Company in connection therewith (each such period, a "HOLD BACK PERIOD").

        5. REGISTRATION PROCEDURES. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 hereof (and subject to Sections 2 and 3 hereof), the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 2 and 3 hereof):

            (a) at least ten (10) business days before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders who are participating in such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and such underwriters, and one counsel selected by the Holders of a majority of the Registrable Shares participating in such Registration Statement ("HOLDER COUNSEL") and the underwriters' counsel, and, in the case of a Demand Registration, the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereof to which the Holders of Registrable Shares participating in such Registration Statement or the underwriters, if any, shall reasonably object;

            (b) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and, subject to the Company's right to suspend, terminate or abandon a registration pursuant to Section 3(c) hereof, use best commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

            (c) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (PROVIDED that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; PROVIDED that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and the Holder Counsel for review and comment, copies of all documents required to be filed;

            (d) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initia-tion or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (e) subject to Section 2(d), use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

            (f) furnish to the Holder of any Registrable Shares covered by such Registration Statement, Holder Counsel and counsel for each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

            (g) prior to any public offering of Registrable Shares covered by such Registration Statement, use best commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; PROVIDED that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

            (h) subject to Section 2(d) hereof, upon the occurrence of any event contemplated by paragraph 4(d)(iv) above, as promptly as practicable prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder (including upon the termina-tion of any Interruption Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (i) use its best efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted;

            (j) use its best efforts to comply with all applicable rules and regulations of the SEC and any securities exchange or regulatory body;

            (k) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement which are in a form eligible for deposit with The Depository Trust Company;

            (l) if such offering is an Underwritten Offering, make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "INSPECTORS"), such financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; PROVIDED that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspector in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company; and

            (m) if such offering is an Underwritten Offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and Holder Counsel), addressed to each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section
     7. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

        The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Shares from such Registration Statement.

        Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(ii), 5(d)(iii), 5(d)(iv) or 5(d)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(h) hereof, or until such Holder is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "INTERRUPTION PERIOD") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request.

        Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering such Registrable Shares.

        6. REGISTRATION EXPENSES. Except as set forth in Section 2(f) whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including NASD filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing preliminary and final prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expense of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, and (vii) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, (i) the fees and expenses of any persons retained by any Holder, including any Holder Counsel, (ii) the fees and expenses associated with any qualified independent underwriter required pursuant to the rules and regulations of the NASD and any fees and expenses of counsel incurred in connection with the qualification of any such qualified independent underwriter with the NASD, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and
(iv) any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

        7.  INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, each Affiliate of such Holder, the officers, directors and agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "LOSSES"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by such Holder expressly for use therein in a

Demand Registration; PROVIDED that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Shares by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and PROVIDED FURTHER that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or currently with the sale of Registrable Shares. In connection with any Underwritten Offering, the Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls (within the meaning of Section 15 of the Securities Act) such persons to the same extent as provided above with respect to indemnification of Holders of Registrable Shares, or on such other terms as are reasonable and customary and requested by the managing underwriter.

            (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SHARES. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement or the related Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and the directors, officers, agents and employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus.

            (c) If any Person shall be entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), the Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnifying Party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

            (d) CONTRIBUTION.  If the indemnification provided for in this
Section 7 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Shares sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        8. RULE 144. For so long as Company shall be subject to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph
(c)(1) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or if the Company is not required to file such reports, the Company will, upon the request of any Holder of Registrable Shares, make publicly available other information), and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder of Registrable Shares to sell Registrable Shares within the exemption provided by (i) Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder, a written statement as to whether it has complied with such requirements.

        9. WAIVER AND LOCKUP AGREEMENT. In consideration of the Company's obligations set forth in this Agreement each Stockholder agrees to duly execute and deliver a Waiver and Lockup Agreement concurrently with the execution and delivery of this Agreement.

        10. TRANSFER OF RIGHTS UNDER THIS AGREEMENT; TRANSFERS OF
REGISTERABLE SHARES.

            (a) At any time, a Holder may transfer its rights and obligations under this Agreement, in whole or in part, to a transferee of Registerable Shares; PROVIDED that (a) as promptly as practicable after such transfer, the transferor shall have furnished the Company and the other Holders written notice of the name and address of such transferee and the Registerable Shares with respect to which such rights are being transferred and (b) on or prior to the date of settlement of such transfer, such transferee shall furnish the Company and the Holders (other than the transferor) (i) a copy of a duly executed Supplemental Addendum substantially in the form of Annex B hereto and (ii) if requested by the Company, a duly executed Company Affiliate Letter substantially in the form of Exhibit A to the Merger Agreement. Notwithstanding the foregoing, a Holder's transfer of its rights and obligations under this Agreement in accordance with the preceeding sentence shall not be effective unless the transfer is of at least 10% of the issued and then outstanding Registerable Shares.

            (b) Except with respect to transfers pursuant to paragraph (a) above, a transferee of Registerable Shares shall neither assume any liabilities or obligations nor enjoy any rights hereunder and shall not be bound by any of the terms hereof.

        11. MISCELLANEOUS.

            (a) TERMINATION. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 7 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

            (b) NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent, in the case of the Company, to Trans World Entertainment Corporation, 38 Corporate Circle, Albany, NY 12203, Telecopy: (518) 452-7833, Attention: Chief Financial Officer, or, in the case of any Holder, to the address for such party set forth on the signature page or Supplemental Addendum hereto, as the case may be, as such address may be changed by notice thereof conforming herewith.

            (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". This Agreement shall not be construed for or against either party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective parties. All terms defined in this Agreement in the singular shall have the same comparable meanings when used in the plural and vice versa, unless otherwise specified.

            (d) ENTIRE AGREEMENT, NO THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes a prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (e) ASSIGNMENT. Except as expressly provided on Section 10 hereof, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any Holder without the consent of the Company, or by the Company without the consent of Holders of at least a majority in number of the Registrable Shares then outstanding. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. In no event shall any transferee of Common Stock be entitled, solely as a result of such transfer, to any of the benefits of this Agreement or to enforce the same.

            (f) GOVERNING LAW. The Laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

            (g) SEVERABILITY. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby. Upon any such holding that any provision of this Agreement is null, void or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

            (h) INJUNCTIVE RELIEF. The parties acknowledge that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person or entity will be irreparably damaged and will not have an adequate remedy at law. Any such person or entity shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law.

            (i) CUMULATIVE REMEDIES. All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

            (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

            (k) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in writing, by the Company and by the Holders of at least a majority in number of the Registrable Shares then outstanding.

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                        TRANS WORLD ENTERTAINMENT CORPORATION

                                        By: /s/ Robert J. Higgins
                                           ----------------------------------
                                           Name:  Robert J. Higgins
                                           Title: Chief Executive Officer
STOCKHOLDERS:

VAN KAMPEN-MERRITT
PRIME RATE INCOME TRUST

By: /s/ Jeffrey W. Maillet
   -----------------------------------
   Name:  Jeffrey W. Maillet
   Title: Senior Vice President
   Address: One Parkview Plaza
            Oakbrook Terrace, Illinois 60180



FERNWOOD ASSOCIATES, L.P.

By: /s/ Thomas P. Borger
   -----------------------------------
   Name:  Thomas P. Borger
   Title: General Partner
   Address: 667 Madison Avenue, 20th Floor
            New York, NY 10021

FERNWOOD RESTRUCTURING, LTD.

By: /s/ Thomas P. Borger
   -----------------------------------
   Name:  Thomas P. Borger
   Title: Director
   Address: 667 Madison Avenue, 20th Floor
            New York, NY 10021



FERNWOOD FOUNDATION FUND

By: /s/ Thomas P. Borger
   -----------------------------------
   Name:  Thomas P. Borger
   Title: General Partner
   Address: 667 Madison Avenue, 20th Floor
            New York, NY 10021



FERNWOOD RETURN HOLDINGS, LTD.

By: /s/ Thomas P. Borger
   -----------------------------------
   Name:  Thomas P. Borger
   Title: Director
   Address: 667 Madison Avenue, 20th Floor
            New York, NY 10021

MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED

By: /s/ John Humphrey
   -----------------------------------
   Name:  John Humphrey
   Title: Director
   Address: World Financial Center, North Tower
            New York, NY 10281



OAKTREE CAPITAL MANAGEMENT, LLC
(in its capacity as general partner and investment manager of OCM Opportunities Fund, L.P. and
Columbia/HCA Master Retirement Trust
(separate account I))

By: /s/ Matt Barrett
   -----------------------------------
   Name:  Matt Barrett
   Title: Managing Director
   Address: 500 South Hope St.
            Los Angeles, CA 90071


By: /s/ Ken Liang
   -----------------------------------
   Name:  Ken Liang
   Title: Managing Director and General Counsel
   Address: 500 South Hope St.
            Los Angeles, CA 90071

                                                                         ANNEX A

                                  [Stockholder]
                                  [           ]
                                  [           ]
                                  [           ]

                                                                October 26, 1998

Trans World Entertainment
  Corporation
38 Corporate Circle
Albany, NY 12203

Ladies and Gentlemen:

            The undersigned understands that Camelot Music Holdings, Inc., a Delaware corporation (the "Company"), and Trans World Entertainment Corporation, a New York corporation ("Parent") have entered into an Agreement and Plan of Merger, dated as of October 26, 1998 (the "Merger Agreement", capitalized terms used herein but not otherwise defined shall have the meaning provided in the Merger Agreement). The undersigned understands that the transactions contemplated by the Merger Agreement require that the undersigned refrain from entering into certain transactions with respect to Company Common Stock and with respect to Parent Common Stock which the undersigned will receive as Closing Consideration. In addition, at the Effective Time, the undersigned will derive substantial benefit from the Registration Rights Agreement. Therefore in consideration of the foregoing, the covenants and promises contained in the Merger Agreement and in the Registration Rights Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, intending to be legally bound hereby agrees as follows:

            1. WAIVER OF REGISTRATION RIGHTS. The undersigned hereby irrevocably agrees that, as of the Effective Time (a) any and all registration rights which the undersigned may have with respect to shares of Parent Common Stock or Company Common Stock pursuant to the Registration Rights Agreement (the "Prior Registration Rights Agreement") dated as of January 27, 1998 entered into by and among the Company, the undersigned and the other stockholder parties thereto, shall be forever waived, (b) the Prior Registration Rights Agreement shall cease to be of any force or effect with respect to the undersigned and (c) no person shall have any obligation whatsoever to the undersigned under the Prior Registration Rights Agreement.

            2. LOCKUP AGREEMENT. The undersigned hereby agrees not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, or otherwise reduce undersigned's risk relative to any shares of (a) Company Common Stock from December 15, 1998 through and including the Effective Time and (b) Parent Common Stock received as Closing Consideration, from and including the Effective Time until the day after Parent publicly reports revenues and earnings covering at least 30 days of combined operations of Parent and the Company following the Effective Time.

                                            Yours truly,


                                            --------------------------------

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                                                         ANNEX B

                              SUPPLEMENTAL ADDENDUM

        Reference is made to the Registration Rights Agreement, dated as of October 26, 1998 (the "Registration Rights Agreement"), by and among Trans World Entertainment, Inc. (the "Company") and certain holders of shares of common stock of the Company ("Holders"). Capitalized terms used but not defined herein have the meaning given them in the Registration Rights Agreement.

        The undersigned is a transferee of Registerable Shares. The undersigned hereby agrees as follows:

        The undersigned hereby accepts the terms of and becomes a party to (as a Holder) the Registration Rights Agreement. In connection therewith, the undersigned agrees to (a) assume all obligations and liabilities thereunder, (b) enjoy all of the rights thereunder, (c) be bound thereby and
(d) perform and comply with the agreements and commitments on the part of the undersigned, as a transferee of Registrable Shares, set forth in the Registration Rights Agreement.


                                             -----------------------------------

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:
                                                Address:
Date:
     ------------------------------